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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 25, 2001
                        (Date of earliest event reported)


                              INCYTE GENOMICS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                    0-27488                     94-3136539
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)


                 3160 Porter Drive, Palo Alto, California 94304
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 855-0555

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Item 5.    Other Events.
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On October 25, 2001, Incyte Genomics, Inc. (the "Company") announced a restructuring of its operations in order to focus on its database and partnership operations and its internal disease pathway and therapeutic drug discovery programs. As a part of the restructuring, the Company plans to discontinue its microarray-based gene expression products and services, genomic screening products and services, public domain clone products and related services and contract sequencing services. The Company discontinued its transgenics product line and sold certain of its assets in the third quarter of 2001. As a part of these actions, the Company will close its facilities in Fremont, California and St. Louis, Missouri. The Company also proposes to discontinue, by the end of 2001, its internal program on single nucleotide polymorphisms (SNP) discovery, which has been concentrated in Cambridge, UK.

In addition to the announced closures, the Company will make infrastructure and other personnel reductions at its other locations. The restructuring of the Company's business will result in a reduction of the Company's workforce by approximately 400 employees.

In the third quarter of 2001, the Company recorded a charge of $5.8 million associated with the divestiture of its transgenics product line. In connection with its restructuring, the Company also expects that in the fourth quarter of 2001 it will recognize an additional non-recurring charge that could exceed $80 million. Approximately 25% of the fourth quarter costs are anticipated to be cash related and the remainder is anticipated primarily to be associated with the write-off of assets.

Except for the historical information contained herein, the matters set forth in this Current Report, including without limitation statements as to the Company's plans to restructure its business and the expected closures and reductions, the number of job losses to be incurred through the Company's restructuring, and guidance as to the expected non-recurring charge for the fourth quarter of 2001, and the components thereof, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the impact of competition and technological advances, the impact of further changes in the Company's business plan, the number of employees entitled to receive retention benefits, and other costs to be recognized in connection with the restructuring, the Company's ability to implement within the stated timeframe the restructuring and facility closures, and other risks detailed from time to time in the Company's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. The Company disclaims any intent or obligation to update or revise these forward-looking statements.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 13, 2001.             INCYTE GENOMICS, INC.



                                       By      /s/ John M. Vuko
                                          --------------------------------------
                                                   John M. Vuko
                                             Executive Vice President and
                                               Chief Financial Officer

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